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                                                               Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Berlitz International, Inc. on Form S-8 of our report dated February 25, 1998, appearing in the Annual Report on Form 10-K of Berlitz International, Inc. for the year ended December 31, 1997.


Deloitte & Touche LLP
New York, New York
December 18, 1998